Exhibit 10.06
                              Memordandum of understanding - first right


                                                      October 15, 1999

Via Fax

Mr. Nasrallah Behbehani
General Manager
Sayed Hamid Behbehani & Sons Co. W.L.L.
Dasman Complex, Block 3, 3rd Floor, Sharq
P.O. Box 3065, Safat 13021, Kuwait

                  Re:      Memorandum of Understanding

Dear Mr. Behbehani:

Per our telephone conversations, this letter will memorialize that as of October 1999, Sayed Hamid Behbehani & Sons Co. W.L.L. ("SHBC") will give Telesource International, Inc. ("Telesource") the right of first refusal on projects which come to SHBC's attention in the following geographic regions:

1.       The United States and its Territories; an
2.       The Pacific Rim; and
3.       The Indian Ocean.

However, it is specifically agreed that such right of first refusal will not apply to projects or modifications for the International Broadcasting Bureau's stations outside the continental United States, which both SHBC and Telesource may freely bid and execute.


If the above corresponds to your understanding, kindly sign below and return this letter to us in Chicago by fax. As always, should you have any questions or comments, please do not hesitate to contact us.

                               With Best Regards,


                                                       KJ Semikian
                            Director & President/CEO
Acknowledged:

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Nasrallah Behbehani                                           Date
General Manager


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